DHB Industries, Inc.                                                EXHIBIT 99.1
August 5, 2004


[DHB Industries Inc. Logo Appears Here]

                         NEWS FROM DHB INDUSTRIES, INC.
                400 Post Avenue; Suite 303 o Westbury, NY 11590
            T: 516/997-1155 o F: 516/997-1144 www.dhbindustries.com


     Investor Contact:                                   Company Contact:
     Robert B. Prag, President                           Dawn M. Schlegel, CFO
     The Del Mar Consulting Group, Inc.                  DHB Industries, Inc.
     858/794-9500                                        516/997-1155
     bprag@delmarconsulting.com                          dschlegel@dhbt.com


FOR IMMEDIATE RELEASE

               DHB INDUSTRIES ANNOUNCES RECORD 2ND QUARTER REVENUE
              OF $86 MILLION AND RECORD EARNINGS OF $0.17 PER SHARE

            -2ND QUARTER INCOME AVAILABLE TO SHAREHOLDERS JUMPS 91%;
                           NET REVENUE INCREASES 52%-

    -COMPANY UPS GUIDANCE FOR FULL-YEAR 2004 REVENUES TO EXCEED $300 MILLION-

                -COMPANY'S CURRENT BACKLOG EXCEEDS $393 MILLION-


WESTBURY, NY - (August 5, 2004) DHB INDUSTRIES, INC. (AMEX: DHB), the market leader in the rapidly growing body armor industry, today announced record revenues and earnings for the second quarter ended June 30, 2004, posting its 18th consecutive year-over-year increase in quarterly revenues. The current backlog exceeds $393 million, an 83% increase from the $215 million backlog reported with the Company's first quarter results on May 6, 2004.

For the quarter ended June 30, 2004, DHB reported record revenues of $86,066,000, an increase of 52% as compared to revenues of $56,525,000 for the second quarter of 2003. Operating income increased 68% in the second quarter to a record $12,990,000 as compared to $7,751,000 in the second quarter of 2003. Second quarter 2004 income available to common stockholders was a record $7,570,000 or $0.17 per diluted share, a 91% increase as compared to $3,961,000, or $0.09 per diluted share in the second quarter of 2003. The effective tax rate for the second quarter of 2004 was 39.1% as compared to 45.4% in the second quarter of 2003. Weighted shares outstanding on a diluted basis for the second quarter of 2004 were 45,739,277 as compared to 44,235,879 for the second quarter of 2003.

Gross margins for the second quarter of 2004 were 27.7% versus 27.5% in the second quarter of 2003. Selling, general and administrative expenses ("SG&A expenses") for the second quarter of 2004 were 12.7% of net sales versus 13.8% of net sales for the second quarter of 2003.

For the six months ended June 30, 2004, DHB reported record revenues of $160,469,000, an increase of 56% as compared to revenues of $102,678,000 for the first six months of 2003. Operating income increased 60% in the first six months to a record $23,883,000 as compared to $14,926,000 in the first six months of 2003. Income available to common stockholders in the first


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


DHB Industries, Inc.                                                EXHIBIT 99.1
August 5, 2004


six months was a record $13,839,000 or $0.30 per diluted share, as compared to $8,890,000, or $0.20 per diluted share in the first six months of 2003. The effective tax rate for the first six months of 2004 was 39.3% as compared to 39.6% in the first six months of 2003. Weighted shares outstanding on a diluted basis for the first six months of 2004 were 45,440,655 as compared to 43,722,690 for the first six months of 2003.

Gross margins for the first six months of 2004 were 27.8% versus 27.7% in the first six months of 2003. Selling, general and administrative expenses ("SG&A expenses") for the first six months of 2004 were 12.9% of net sales versus 13.2% of net sales for the first six months of 2003.

Stockholders' equity rose to a record $60,737,000 at June 30, 2004, a 30% increase as compared to $46,738,000 at year-end December 31, 2003.

SECOND QUARTER HIGHLIGHTS:

     o On June 8, 2004, DHB Industries announced what it believes to be the largest single contract for armor ever awarded in the history of the body armor industry. The contract, valued at $239.4 million over three years, was awarded by the U.S. Army Robert Morris Acquisition Center for DHB's recently developed Dorsal Axillary Protection System (D.A.P.S.). D.A.P.S. is an entirely new business and product line that complements DHB's Interceptor Body Armor currently being sold to the
          U. S. military which provides the same level of ballistic protection to areas not currently covered by Interceptor, including the under arm, shoulder and upper arm areas.

     o In April 2004, DHB expanded its operations to accommodate the rapid growth in its Armor Group by opening a third manufacturing facility in South Florida. The new 104,000 square foot manufacturing plant located in Pompano Beach has enhanced the Armor Group's ability to increase production and improve workflow and efficiency. The Armor Group maintains two additional Florida facilities in Oakland Park and Deerfield Beach, plus a facility in Jacksboro, Tennessee.

Dawn Schlegel, CFO of DHB Industries, commented, "During the second quarter, the Company once again met or exceeded all of its operating goals which it previously provided as guidance to the financial community on May 6,2004. The four income statement items that we deem most important - net sales, gross margins, selling, general and administrative expenses and operating margins - all met or exceeded our expectations. We are beginning to realize significant operating and earnings leverage as our sales increase. Moreover, the balance sheet continues to strengthen as stockholders' equity has increased by 30% since December 31, 2003."

David Brooks, Chairman and CEO of DHB Industries, added, "DHB Industries continues to experience extraordinary growth as order activity from all four sectors of business - military, law enforcement, federal agencies and international - has been expanding at a rapid pace for more than a year. Over the past ten months, DHB has announced new contracts and purchase orders totaling more than $415 million. To date, our Point Blank subsidiary, providing life-saving protection for our troops, has shipped more than 750,000 Interceptor Outer Tactical Vests to the US military. We believe the future outlook for DHB and its industry-leading soft body armor products remains exceptionally strong."


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DHB Industries, Inc.                                                EXHIBIT 99.1
August 5, 2004


GUIDANCE AND OUTLOOK

DHB continues to experience accelerating demand for its industry-leading protective soft body armor products. The Company is raising its previous guidance, and now expects revenues of at least $300 million for the full 2004 year.

CONFERENCE CALL:

DHB will discuss its results during a conference call today to be broadcast live over the Internet starting at 4:30 p.m. eastern daylight time.

Conference call particulars are as follows:

     o    Date - Thursday, August 5, 2004
     o    Time - 4:30 p.m. eastern daylight time/1:30 p.m. pacific daylight time
     o    Dial in number - (888) 809-3629
     o    Live   Internet    broadcast   and   replay   can   be   accessed   at
          http://www.dhbindustries.com

Those choosing to listen via telephone are encouraged to call in at least ten minutes prior to the start of the call to allow time to register with the operator.

ABOUT DHB INDUSTRIES, INC.

DHB Industries, Inc.'s Armor Group is the market leader in the rapidly growing protective body armor industry. Its highly recognized subsidiaries, Point Blank Body Armor, Inc. (http://www.pointblankarmor.com) and Protective Apparel Corporation of America (PACA) (http://www.pacabodyarmor.com) are focused on the design, manufacture, and distribution of bullet resistant and protective body armor for military, law enforcement, and corrections in the U.S. and worldwide. DHB Armor Group's customers include the U.S. Army, Air Force, Navy, Marines, Coast Guard, Secret Service, FBI, DEA, INS, ATF, NATO, U.S. Marshals, the NYC Police Department, the LA Police Department, and the California Highway Patrol.

DHB Sports Group (http://www.ndlproducts.com) produces and markets a comprehensive line of athletic supports and braces, which are merchandised through national superstore chains including Wal-Mart, Target and Meijer, as well as private label distributors such as Amerisource Bergen and Cardinal Health.

DHB maintains facilities in Westbury, NY, Pompano Beach, FL, Deerfield Beach, FL, Oakland Park, FL, Jacksboro, TN, and Arlington, VA. To learn more about DHB Industries, Inc., visit the website at http://www.dhbindustries.com.

         SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: THE STATEMENTS WHICH ARE NOT HISTORICAL FACTS CONTAINED IN THIS PRESS RELEASE ARE FORWARD-LOOKING STATEMENTS THAT INVOLVE CERTAIN RISKS AND UNCERTAINTIES INCLUDING BUT NOT LIMITED TO RISKS ASSOCIATED WITH THE UNCERTAINTY OF FUTURE FINANCIAL RESULTS, ADDITIONAL FINANCING REQUIREMENTS, DEVELOPMENT OF NEW PRODUCTS, GOVERNMENT APPROVAL PROCESSES, THE IMPACT OF COMPETITIVE PRODUCTS OR PRICING, TECHNOLOGICAL CHANGES, THE EFFECT OF ECONOMIC CONDITIONS AND OTHER UNCERTAINTIES DETAILED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

            ***STATEMENT OF OPERATIONS AND BALANCE SHEET TO FOLLOW***


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DHB Industries, Inc.                                                EXHIBIT 99.1
August 5, 2004




                      DHB INDUSTRIES, INC. AND SUBSIDIARIES
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                 (In thousands, except share and per share data)


                                                         For the Three Months             For the Six Months
                                                            Ended June 30,                  Ended June 30,
                                                      ___________________________     ___________________________

                                                         2004            2003            2004            2003
                                                      ___________     ___________     ___________     ___________

Net sales                                             $    86,066     $    56,525     $   160,469     $   102,678

Costof goods sold (includes related party
   purchases of $4,917,  $6,931,  $8,219,
   and $13,479, respectively)                              62,186          41,001         115,824          74,186
                                                      ___________     ___________     ___________     ___________

Gross profit                                               23,880          15,524          44,645          28,492

Selling, general and administrative expenses               10,890           7,773          20,762          13,566
                                                      ___________     ___________     ___________     ___________

Income before other income (expense)                       12,990           7,751          23,883          14,926
                                                      ___________     ___________     ___________     ___________

Other income (expense)
Interest expense                                             (359)           (342)           (658)           (671)
Proceeds from settlement of lawsuit                            --              --              --             739
Other income                                                    4              11              14              24
                                                      ___________     ___________     ___________     ___________
Total other income (expense)                                 (355)           (331)           (644)             92
                                                      ___________     ___________     ___________     ___________

Income before income taxes and minority interest           12,635           7,420          23,239          15,018

Income taxes                                                4,936           3,369           9,122           5,948
                                                      ___________     ___________     ___________     ___________

Income before minority interest of subsidiary               7,699           4,051          14,117           9,070

Minority interest of subsidiary                               (39)             --             (98)             --
                                                      ___________     ___________     ___________     ___________

Net income                                                  7,660           4,051          14,019           9,070

Dividend - preferred stock                                    (90)            (90)           (180)           (180)
                                                      ___________     ___________     ___________     ___________

Income available to common stockholders               $     7,570     $     3,961     $    13,839     $     8,890
                                                      ===========     ===========     ===========     ===========

Earnings per common share:

Basic shares                                          $      0.19     $      0.10     $      0.34     $      0.22
                                                      ===========     ===========     ===========     ===========
Diluted shares                                        $      0.17     $      0.09     $      0.30     $      0.20
                                                      ===========     ===========     ===========     ===========

Weighted average shares outstanding:
Basic shares                                           40,808,345      40,458,867      40,776,064      40,436,557
Effect of convertible preferred                           500,000         500,000         500,000         500,000
Warrants                                                4,430,932       3,277,012       4,164,590       2,786,133
                                                      ___________     ___________     ___________     ___________
Diluted shares                                         45,739,277      44,235,879      45,440,655      43,722,690
                                                      ===========     ===========     ===========     ===========

                          ***BALANCE SHEET TO FOLLOW***



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


DHB Industries, Inc.                                                EXHIBIT 99.1
August 5, 2004




                      DHB INDUSTRIES, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
              AS OF JUNE 30, 2004 (UNAUDITED) AND DECEMBER 31, 2003
                 (In thousands, except share and per share data)

                                                                                June 30,     December 31,
                                                                                  2004           2003
                                                                                ________     ____________

ASSETS
Current assets
Cash and cash equivalents                                                       $    102       $    441
Accounts receivable, less allowance for doubtful accounts of
    $936 and $852, respectively                                                   58,787         33,707
Inventories                                                                       74,342         54,753
Deferred income tax assets                                                           262            372
Prepaid expenses and other current assets                                          1,626          1,518
                                                                                ________       ________
Total current assets                                                             135,119         90,791
                                                                                ________       ________

Property and equipment, net                                                        3,025          1,819
                                                                                ________       ________

Other assets
Deferred income tax assets                                                           581            437
Deposits and other assets                                                            418            381
                                                                                ________       ________
Total other assets                                                                   999            818
                                                                                ________       ________
Total assets                                                                    $139,143       $ 93,428
                                                                                ========       ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current maturities of term loan payable                                         $  4,000       $  2,000
Accounts payable                                                                  12,672          9,465
Accrued expenses and other current liabilities                                    10,065          6,869
Income taxes payable                                                               9,818          5,635
                                                                                ________       ________
Total current liabilities                                                         36,555         23,969
                                                                                ________       ________

Long-term liabilities
Notes payable-bank                                                                32,334         22,012
Term loan payable                                                                  8,500
Other liabilities                                                                    712            502
                                                                                ________       ________

Total liabilities                                                                 78,101         46,483
                                                                                ________       ________

Commitments and contingencies

Minority interest in consolidated subsidiary                                         305            207

Stockholders' equity
Convertible preferred stock, $0.001 par value, 5,000,000 shares authorized,
   500,000 shares of Series A, 12% convertible preferred stock issued and
  outstanding; liquidation preference $3,000                                           1              1
Common stock, $0.001 par value, 100,000,000 shares authorized,                        41             41
  40,822,136 and 40,742,136 issued
Additional paid in capital                                                        35,544         35,384
Accumulated other comprehensive loss                                                 (53)           (53)
Retained earnings                                                                 25,204         11,365
                                                                                ________       ________
Total stockholders' equity                                                        60,737         46,738
                                                                                ________       ________
Total liabilities and stockholders' equity                                      $139,143       $ 93,428
                                                                                ========       ========
                                   *** End ***



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